UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 20, 2007

STEC, INC.

(Exact name of registrant as specified in charter)

California	000-31623	33-0399154
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3001 Daimler Street, Santa Ana, California	92705-5812
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (949) 476-1180

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective March 20, 2007, the board of directors of STEC, Inc. (the “Company”) appointed Mark Moshayedi to the position of President. Mr. Moshayedi, age 45, is the Company’s Chief Operating Officer, Chief Technical Officer and Secretary, and is also a member of the board of directors. No adjustment in Mr. Moshayedi’s compensation was made in connection with this appointment. Mr. Moshayedi will continue to hold all his previous offices and report to the Company’s Chief Executive Officer.

Mr. Moshayedi has served as a director since March 1992 and as Chief Operating Officer, Chief Technical Officer and Secretary since January 1995. From June 1994 to December 1994, Mr. Moshayedi served as the Company’s President of Research and Development. From April 1992 to June 1994, Mr. Moshayedi served as the Company’s Senior Vice President. Mr. Moshayedi graduated with a B.S. in engineering from the University of California, Irvine and an M.B.A. from Pepperdine University. Mr. Moshayedi is the brother of Manouch Moshayedi, who is Chairman of the Board and Chief Executive Officer of the Company.

Mr. Moshayedi has an indirect material interest in the Company’s lease of its corporate headquarters. The Company occupies two leased facilities of approximately 24,500 and 48,600 square feet in Santa Ana, California, in which the Company’s executive offices, manufacturing, engineering, research and development, and test engineering operations are located. The Company leases both facilities from MDC Land LLC, a limited liability company for which Mr. Moshayedi has a one-third ownership interest.

The lease for the 24,500 square foot facility expires in July 2017. For the period from August 1, 2005 through July 31, 2007, the base rent was adjusted to approximately $18,000 per month as a result of an independent appraisal of the current market value as required by the lease. Thereafter, for the remainder of the lease term, base rent shall be adjusted every two years based on the change in the Consumer Price Index. The Company believes its lease of the 24,500 square foot facility from MDC is on terms no less favorable to it than could be obtained from an unaffiliated third party.

The lease for the 48,600 square foot facility expires in July 2017. For the period from August 1, 2005 through July 31, 2007, the base rent was adjusted to approximately $32,000 per month as a result of an independent appraisal of the current market value as required by the lease. Thereafter, for the remainder of the lease term, base rent shall be adjusted every two years based on the change in the Consumer Price Index. The Company believes its lease of the 48,600 square foot facility from MDC is on terms no less favorable to it than could be obtained from an unaffiliated third party.

As of January 1, 2006, total outstanding remaining lease payments under both the 24,500 and 48,600 square feet facilities at current lease rates is $6,950,000. In 2006, the Company made total lease payments to MDC for both the 24,500 and 48,600 square feet facilities of approximately $600,000.

A copy of a press release issued by the Company on March 20, 2007 announcing the appointment of Mark Moshayedi as the Company’s President is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

ITEM 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibits are furnished as part of this report:

Exhibit Number	Description of Exhibit
99.1	Press release issued by STEC, Inc. dated March 20, 2007 announcing the appointment of Mark Moshayedi as its President

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

STEC, Inc.

Date: March 20, 2007	By:	/s/ Dan Moses
Dan Moses Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit Number	Description of Exhibit
99.1	Press release issued by STEC, Inc. dated March 20, 2007 announcing the appointment of Mark Moshayedi as its President